Exhibit 4.6

EXECUTION VERSION

WELLS FARGO BANK, NATIONAL ASSOCIATION

As trustee (the “Trustee”) under the Indenture, dated as of July 20, 2011, among WMG Acquisition Corp., a Delaware corporation (the “Company”), the Guarantors time to time party thereto (the “Guarantors”) and the Trustee, as amended prior to the date hereof.

TO

WMG Acquisition Corp.

a Delaware Corporation

Satisfaction and Discharge of Indenture

Dated as of April 9, 2014

Discharging the Indenture, dated as of July 20, 2011, among the Company, the Guarantors and the Trustee, as amended prior to the date hereof.

SATISFACTION AND DISCHARGE OF INDENTURE

THIS DOCUMENT, dated as of April 9, 2014 (hereinafter referred to as the “Satisfaction of Indenture”), relates to that certain Indenture, dated as of July 20, 2011 (as amended prior to the date hereof, the “Indenture”), among WMG Acquisition Corp. (the “Company”), the Guarantors from time to time party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

WHEREAS, on March 26, 2014 (the “Redemption Notice Date”), the Company delivered a conditional notice of redemption (the “Redemption Notice”) relating to all of its outstanding 11.50% Senior Notes due 2018 (the “Notes”) that had not been tendered to the Company and accepted by the Company for payment as of April 9, 2014 (the “Remaining Notes”);

WHEREAS, on April 9, 2014, $634,246,000 in aggregate principal amount of Notes have been tendered to the Company and accepted by the Company for payment, and such tendered Notes have been cancelled;

WHEREAS, on April 9, 2014, the Company delivered notice to the Trustee that the conditions to such Redemption Notice had been satisfied and such Redemption Notice had become irrevocable;

WHEREAS, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds solely for the benefit of the Holders, cash in U.S. dollars in an amount as will be sufficient to pay and discharge the entire amount of the Remaining Notes not heretofore delivered to the Trustee for cancellation, for principal of, and premium and accrued interest on, the Remaining Notes to April 25, 2014, the date specified in the Redemption Notice for redemption of the Remaining Notes (the “Redemption Date”);

WHEREAS, the Company has delivered irrevocable instructions to the Trustee to apply the deposited funds toward the payment of the principal of and premium on the Remaining Notes and accrued interest thereon to the Redemption Date;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all covenants and conditions precedent under the Indenture relating to the termination of its obligations under the Remaining Notes, the Indenture have been complied with; and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Company has requested the Trustee to cancel and discharge the Indenture and to execute and deliver to the Company this Satisfaction of Indenture;

NOW, THEREFORE, THIS SATISFACTION OF INDENTURE WITNESSETH:

ARTICLE I

Satisfaction and Discharge

The Trustee, pursuant to the provisions of Section 8.01 of the Indenture, hereby acknowledges that the Company’s obligations under the Indenture and the Remaining Notes have been satisfied and hereby cancels the Indenture and the Remaining Notes, and the Indenture is hereby discharged and hereby ceases to be of further effect as to all Remaining Notes outstanding except with respect to those obligations that the Indenture provides shall survive the satisfaction and discharge thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, WELLS FARGO BANK, NATIONAL ASSOCIATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its responsible officers, all as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

/s/ Raymond Delli Colli
Name:	Raymond Delli Colli
Title:	Vice President

[Signature Page to Existing Secured Notes Satisfaction and Discharge]